UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
________________________________________________

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NEPTUNE INSURANCE HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NEPTUNE INSURANCE HOLDINGS INC.
400 6th Street S, Suite 2
St. Petersburg, Florida 33701
Telephone: (727) 202-4815
April 17, 2026
Dear Fellow Stockholders,
You are cordially invited to attend our 2026 Annual Meeting of Stockholders on May 28, 2026, at 11:00 a.m. Eastern Time. Details regarding the meeting, including how to attend and vote your shares, are included in the accompanying proxy materials.
The past year marked a significant milestone for Neptune as we successfully completed our IPO. Becoming a public company represents an important step in our evolution and reflects the confidence of our stockholders, partners, and employees in Neptune’s long-term vision. We are grateful for the support we received during this transition and remain focused on executing our strategy with the discipline and transparency expected of a public company.
Neptune was founded to address some of the most difficult challenges in insurance. Traditional insurance infrastructure was not designed for the pace and complexity of today’s environment. Our approach is to combine advanced data science, artificial intelligence, and modern technology platforms with disciplined underwriting and strong capital partnerships to create more resilient risk transfer, more reliable capacity, and faster, clearer access to coverage for policyholders and agents.
As we enter our first full year as a public company, our priorities remain consistent: continuing to strengthen our underwriting and modeling capabilities, expanding the reach and efficiency of our distribution platform, and maintaining strong governance and risk management practices that support sustainable long-term growth. We believe that the work we are doing positions Neptune to better serve customers while creating lasting value for our stockholders.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to review the proxy materials and vote your shares as soon as possible.
On behalf of the Board of Directors and the entire Neptune team, thank you for your continued support.
Respectfully yours,
Trevor Burgess
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 11:00 a.m. Eastern Time on May 28, 2026
Dear Stockholder,
We cordially invite you to attend the 2026 Annual Meeting of Stockholders of Neptune Insurance Holdings Inc. (the “Annual Meeting”), to be held on Thursday, May 28, 2026, at 11:00 a.m. Eastern Time. The Annual Meeting will be conducted virtually via live audio-only webcast. You will be able to attend the Annual Meeting by visiting https://register.proxypush.com/NP, where you will be able to listen to the meeting live, submit questions, and vote online. There will not be a physical location for the meeting, and you will not be able to attend the meeting in person.

Date and Time May 28, 2026 11:00 a.m. Eastern Time	Place Virtually at https://register.proxypush.com/NP	Record Date April 7, 2026
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

Proposal		Board Recommendation	Page
Proposal 1:	Election of two Class I directors, Trevor Burgess and Jonathan Carlon, to hold office until the 2029 Annual Meeting and until their successors are duly elected and qualified	FOR each director nominee	3
Proposal 2:	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026	FOR	25
In addition, stockholders will consider and take action upon any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
On or about April 17, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials online and submit a proxy and how to request email or paper copies if desired. Our board of directors has fixed the close of business on April 7, 2026, as the record date for the Annual Meeting. Stockholders of record as of the record date may vote by internet, email, fax, or mail, or virtually at the meeting. You do not need to attend the Annual Meeting to vote your shares. You may revoke your proxy at any time before it is exercised. For more information on how to revoke your proxy, see “Can I change my vote or revoke my proxy?” in the FAQ section.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote promptly via the internet, email, fax, or mail.
By Order of the Board of Directors,
Jim Steiner
Chief Financial Officer and Secretary
400 6th Street South
Suite 2
St. Petersburg, Florida 33701
April 17, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2026
The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders are available electronically at https://app.vinylequity.com/proxy/5acd22c2-32a6-4cce-bf86-ef832ba747fe/documents

PROXY SUMMARY
This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the board of directors (the “Board”) of Neptune Insurance Holdings Inc. of proxies from the holders of our Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), and our Class B common stock, par value $0.00001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), for use at the 2026 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, May 28, 2026, at 11:00 a.m. Eastern Time, virtually at https://register.proxypush.com/NP, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
Unless otherwise indicated or unless the context otherwise requires, all references in this Proxy Statement to the “Company,” “Neptune,” “we,” “us,” “our” and similar expressions are references to Neptune Insurance Holdings Inc. and, unless otherwise stated or the context otherwise requires, all of its subsidiaries, including Neptune Flood Incorporated (“Neptune Flood”).
The Company’s Annual Report to Stockholders, which includes the Company’s Form 10-K for the year ended December 31, 2025 (the “Form 10-K”) and other financial information (the “Annual Report”), is included with this Proxy Statement for informational purposes and not as a means of soliciting your proxy. We will furnish any exhibit to our Form 10-K at no charge to any stockholder who provides a written request to the Company’s Secretary at the address above. You can also access our filings with the Securities and Exchange Commission (“SEC”), including our annual reports and all amendments thereto, at www.sec.gov. On or about April 17, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials online and submit a proxy and how to request email or paper copies if desired.
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Voting Matters and Board Recommendations

Proposal	Board Recommendation	Page
1. Election of two Class I directors, Trevor Burgess and Jonathan Carlon, to hold office until the 2029 Annual Meeting and until their successors are duly elected and qualified	FOR each director nominee	3
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026	FOR	25
How to Vote

Method	Instructions
Internet	Go to https://app.vinylequity.com/voting/login (prior to May 27, 2026, at 11:59 p.m. Eastern Time) or attend our Annual Meeting virtually and vote by following the instructions provided
Email	Mark, sign, date, and return the proxy card by email to proxy@vinylequity.com, Attn: Proxy Services
Fax	Mark, sign, date, and return the proxy card by fax to: +1 847-485-0486, Attn: Proxy Services
Mail	Mark, sign, date, and mail the proxy card to: Vinyl Equity Inc. Attn: Proxy Services PO Box 247 Winnetka, IL, 60093, USA

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board is divided into three classes of directors, with each class as equal in number as possible, serving staggered three-year terms. At each annual meeting of stockholders after the initial Board classification, the successors to directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following election. Upon the completion of our initial public offering (“IPO”), the directors were classified as follows: Class I directors consist of Trevor Burgess and Jonathan Carlon (terms expiring at this Annual Meeting); Class II directors consist of Jim Steiner and Cristian Melej (terms expiring at the 2027 Annual Meeting); and Class III directors consist of Blair J. Greenberg and Mike Vostrizansky (terms expiring at the 2028 Annual Meeting).
As a result, the Board has nominated Trevor Burgess and Jonathan Carlon for election as Class I directors at this Annual Meeting. If elected, each nominee will serve for a three-year term until the 2029 Annual Meeting and until his successor is duly elected and qualified. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, those shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.
Directors may only be removed “for cause” and only with the approval of two-thirds of our stockholders.
Director Biographies
The following sets forth certain biographical information for each director nominee and each continuing director.
Nominees for Election as Class I Directors (Terms Expiring at the 2029 Annual Meeting if Elected)
Trevor Burgess, our co-founder, has served as our Chief Executive Officer and as Chairman of our Board since our formation as a holding company in April 2025. Mr. Burgess has been Chairman of Neptune Flood’s board of directors since July 2023. He has served as a director of Neptune Flood since January 2018 and as Chief Executive Officer of Neptune Flood since December 2019. Mr. Burgess is the lead inventor of the technology for which we have been granted one patent and have filed an additional patent application. Mr. Burgess also currently serves as Chairman of TRB Development LLC, a family office, real estate development and investment company. Mr. Burgess formerly served as the Chief Executive Officer and Director of C1 Financial (NYSE: BNK) from its inception in July 2013, as the Chief Executive Officer of C1 Bank from April 1, 2012, and as a member of its board of directors from December 2019. We believe Mr. Burgess is qualified to serve on our Board due to his role as co-founder of the Company, his extensive experience in financial services and technology, and his strategic vision for our business.
Trevor Burgess — Chief Executive Officer and Chairman of the Board (Age: 53) — Director Since: 2018
Jonathan Carlon has served as a member of our Board since April 2025 and as a member of Neptune Flood’s board of directors since January 2018. Mr. Carlon has also served as Neptune Flood’s Director of Corporate Development since May 2023. Mr. Carlon has been President of TRB Development LLC, a family office, real estate development, investment company, since July 2016. Previously, Mr. Carlon worked at C1 Bank as Chief of Staff and as Director of Investor Relations, among other roles, from July 2013 to the sale of the bank in July 2016. Mr. Carlon received his Master of Business Administration from The University of Tampa and his Bachelor of Arts in Finance and Business Management from Marietta College. We believe that Mr. Carlon is qualified to serve on our Board due to his extensive understanding of our business as well as his longstanding experience as Mr. Burgess’s business partner.
Jonathan Carlon — Director of Corporate Development, Neptune Flood, and Director (Age: 40) — Director Since: 2018

Continuing Class II Directors (Terms Expiring at the 2027 Annual Meeting)
Jim Steiner has served as our Chief Financial Officer and as a member of our Board since April 2025. Mr. Steiner has served as Neptune Flood’s Chief Operating Officer and Chief Financial Officer since May 2023 and previously served as Neptune Flood’s Chief Risk Officer, Chief Operating Officer and Secretary from April 2019 to May 2023. Mr. Steiner has also served as a member of Neptune Flood’s board of directors since May 2023. Prior to joining Neptune Flood, Mr. Steiner was the Director of Risk Strategy and Innovation at Bank OZK from July 2016 to May 2018, the Executive Vice President and Chief Risk Officer, among other roles, at C1 Financial, Inc. and its subsidiary C1 Bank from September 2012 to July 2016, and worked in private wealth management at Morgan Stanley from October 2003 to August 2010. We believe Mr. Steiner is qualified to serve on our Board due to his deep institutional knowledge of our operations, extensive financial services experience, and risk management expertise.
Jim Steiner — Chief Financial Officer, Secretary and Director (Age: 45) — Director Since: 2023
Cristian Melej has served as a member of our Board since April 2025 and as a member of Neptune Flood’s board of directors since February 2025. Since 2016, Mr. Melej has served as the Chief Financial Officer of Hingham Institution for Savings (Nasdaq: HIFS), a bank headquartered in Massachusetts. Mr. Melej plans, implements, and manages all the finance activities of the bank, including asset-liability and risk management, financial planning, accounting, treasury and both public and regulatory reporting. Mr. Melej served as the Chief Financial Officer of C1 Financial and its subsidiary C1 Bank from May 2014 to September 2016, and as the Deputy Chief Financial Officer from September 2013 to April 2014. Prior to his service at C1 Financial, Mr. Melej held finance roles in private and public companies in Brazil and Chile. We believe Mr. Melej is qualified to serve on our Board due to his extensive finance, accounting, and public company experience, and his designation as an audit committee financial expert.
Cristian Melej — Director (Age: 48) — Director Since: 2025
Continuing Class III Directors (Terms Expiring at the 2028 Annual Meeting)
Blair J. Greenberg has served as a member of our Board since April 2025 and as a member of Neptune Flood’s board of directors since May 2023. Mr. Greenberg is a partner at Bregal Sagemount and has been with the fund since January 2013. Prior to Bregal Sagemount, Mr. Greenberg worked at Technology Crossover Ventures from July 2006 to January 2013, where he focused on investing in technology and financial services companies, and at UBS Group AG, in the Financial Institutions Group from July 2004 to June 2006. At UBS, Mr. Greenberg focused on mergers and acquisitions and capital raising transactions for financial technology, asset management, and specialty finance companies. Mr. Greenberg has served as a member of the board of directors of Open Lending Corporation (Nasdaq: LPRO) since March 2016. We believe Mr. Greenberg is qualified to serve on our Board due to his extensive experience in financial services investing and his deep understanding of our business and market.
Blair J. Greenberg — Director (Age: 44) — Director Since: 2023
Mike Vostrizansky has served as a member of our Board since April 2025 and as a member of Neptune Flood’s board of directors since May 2023. Mr. Vostrizansky is a Partner at FTV Capital, and has been with the firm since October 2017. He also serves as a board member at Arden Insurance Services LLC, a private technology-enabled managing general agent (“MGA”) serving the condo association market; Patra Corporation, a private technology-enabled services company serving the insurance industry; Embroker Insurance Services, LLC, a private technology-enabled MGA serving specialized SME markets; and ManyPets Inc., a private technology-enabled MGA serving the pet market in the UK. We believe Mr. Vostrizansky is qualified to serve on our Board due to his extensive experience in financial services and insurance technology investing and his significant knowledge of our industry.
Mike Vostrizansky — Director (Age: 42) — Director Since: 2023
Vote Required and Board Recommendation
The election of the director nominees requires the affirmative vote of a plurality of the votes cast by stockholders present virtually or by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions will have no effect on the outcome of this proposal.
The Board recommends a vote “FOR” the election of each of the director nominees.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all our employees, officers, and directors, including those officers responsible for financial reporting. These standards set forth in the Code of Ethics are designed to deter wrongdoing and to promote honest and ethical conduct. The full text of our Code of Ethics is available on the Governance Overview page of our investor relations website at https://investors.neptuneflood.com/ under the caption “Governance Documents.” Any waiver of the Code of Ethics for directors or executive officers may be made only by our Board or a Board committee to which the Board has delegated that authority and will be disclosed to our stockholders as required by applicable U.S. federal securities laws and the corporate governance rules of the New York Stock Exchange (“NYSE”). Amendments to the Code of Ethics must be approved by our Board and will be disclosed (other than technical, administrative or non-substantive changes) as required by applicable U.S. federal securities laws. Any amendments to the Code of Ethics, or any waivers of its requirements for which disclosure is required, will be disclosed on our website.
Director Independence
Our Board has adopted independence standards consistent with the applicable rules and regulations of the SEC and the listing standards of the NYSE. The Board has determined that each of Blair J. Greenberg, Cristian Melej, and Mike Vostrizansky is independent under these standards. In making this determination, the Board reviewed all relationships and transactions between each non-employee director and Neptune, including those described under “Certain Relationships and Related-Party Transactions,” as well as each such director’s background, employment, affiliations, and beneficial ownership of our Common Stock, and considered all other facts and circumstances that the Board deemed relevant to its assessment.
Controlled Company Exception
Our Chief Executive Officer and Chairman of our Board, Trevor Burgess, beneficially owns all outstanding shares of our Class B Common Stock, constituting approximately 82.1% of the voting power of our outstanding Common Stock. As a result, we are a “controlled company” within the meaning of the NYSE rules and may elect not to comply with certain corporate governance standards, including:
•Independent Board Requirements: We are not required to have a majority of independent directors on our Board.
•Independent Committees: We are exempt from requirements to have a fully independent nominating and corporate governance committee, or a fully independent compensation committee.
•Governance Oversight: The exemptions may reduce the level of oversight typically provided by independent directors over management decisions, executive compensation, and director nominations.
Accordingly, we do not currently have a majority independent board of directors or nominating and corporate governance committee, and nominating and corporate governance functions are managed by our full Board. To the extent and for so long as we rely on these exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. Although we are not required to do so, we have established a compensation committee (the “Compensation Committee”) composed entirely of independent directors.
These controlled company exemptions do not modify the independence requirements for our audit committee (the “Audit Committee”), and we satisfy the member independence requirement for the Audit Committee provided under the NYSE’s listing standards and SEC rules and regulations. In the event that we cease to be a “controlled company” and our Class A Common Stock continues to be listed on the NYSE, we will be required to comply with these provisions within the applicable transition periods.
Director Nomination Process
As a controlled company, we do not have a nominating and corporate governance committee, and nominating and corporate governance functions are managed by our full Board. Pursuant to the Company’s Corporate Governance

Guidelines, the Board will consider director candidates recommended by stockholders. Stockholders who wish to recommend a director candidate may do so by submitting the candidate’s name, together with appropriate biographical information and background materials, in writing to our Secretary at: Neptune Insurance Holdings Inc., 400 6th Street South, Suite 2, St. Petersburg, Florida 33701, Attention: Secretary. Director candidates recommended by stockholders will be evaluated in the same manner as any other candidate for election to our Board (other than those standing for re-election). In evaluating potential director candidates, the Board considers all factors it deems relevant, including the candidate’s business experience, education, integrity, professional reputation, independence, financial literacy, and ability to represent the best interests of our stockholders. See “Stockholder Proposals and Director Nominations” for the timing requirements and procedures for submitting director nominations.
Risk Oversight
Our full Board exercises risk oversight at Neptune. Board committees take the lead in distinct areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements and cybersecurity, and the Compensation Committee is primarily responsible for risk oversight relating to executive compensation. In addition, our Board and its committees exercise their risk oversight function by regularly receiving and evaluating reports from management and by making inquiries of management concerning these reports, as appropriate. Furthermore, our Board and its committees receive reports from our auditors and other consultants, and may meet in executive sessions with these outside consultants.
Board Leadership Structure
Our Board does not have a fixed policy requiring either the separation or combination of the roles of Chairman and Chief Executive Officer. The Board believes the decision as to who should serve as Chairman and CEO, and whether those roles should be combined or separated, should be assessed periodically by the Board, and that the appropriate structure should be determined by the Board from time to time based on the then-current circumstances, including the composition of the Board, the Company’s operating performance and the business environment.
Currently, Trevor Burgess serves as our CEO and Chairman. The Board believes that combining the roles of CEO and Chairman is the most effective leadership structure for Neptune at this time. Mr. Burgess founded Neptune and has led the Company since its inception. His deep knowledge of Neptune’s business, strategy, and the flood insurance industry uniquely positions him to lead both the Company and the Board. Combining the roles of Chairman and CEO ensures clear, unified leadership and accountability, and the Board believes it provides the most efficient and effective governance structure for Neptune given our current stage of development as a recently public company.
The Board has not designated a permanent lead independent director. Instead, a presiding director may be selected by the non-management directors at each executive session to preside over that session. The Board believes this rotating approach provides each independent director with the opportunity to lead discussions among non-management directors and ensures that diverse perspectives are reflected in independent oversight discussions.
While the roles of Chairman and CEO are combined, the Board believes that a number of factors and governance practices help ensure strong independent oversight, including:
•all members of our Audit Committee and Compensation Committee are independent;
•our non-management directors meet in regularly scheduled executive sessions without management present;
•each director has full access to the Company’s management and to outside advisors; and
•the Board and each of the Board’s committees conduct an annual self-evaluation process to assess their effectiveness.
The Board believes these practices provide effective independent oversight of management, even with a combined CEO and Chairman structure.

Communications with Directors
Interested parties may communicate with our Board or with an individual director by writing to our Board or to the particular director and mailing the correspondence to: Neptune Insurance Holdings Inc., 400 6th Street S, Suite 2, St. Petersburg, Florida 33701, Attention: Secretary. The Secretary will promptly relay to the addressee all communications that require prompt attention and will regularly provide our Board with a summary of all substantive communications.
Board Meetings and Committees
Our Board met six times during 2025. Our Board has an Audit Committee and Compensation Committee, each of which has the composition and responsibilities described below. Members serve on these committees for such term or terms as our Board may determine or until their earlier resignation or death. During 2025, the Audit Committee met once and the Compensation Committee did not meet. In 2025, each director attended 100% of the meetings of the Board and the committees on which he served.
Each committee is governed by a written charter. Our committee charters are posted on our website at https://investors.neptuneflood.com/ under the caption “Governance Documents.”
Annual Meeting Attendance
Our policy is that directors are expected to attend the annual meeting of stockholders, absent extraordinary circumstances. This Annual Meeting will be our first annual meeting following our IPO, and accordingly, no prior-year director attendance information is available.
Audit Committee
Our Audit Committee consists of Cristian Melej, Blair J. Greenberg, and Mike Vostrizansky. Mr. Melej is the chair of the Audit Committee. The Board has determined that Mr. Melej qualifies as an “audit committee financial expert” as such term is defined under the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002. Each member of the Audit Committee is “independent” for purposes of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the current listing standards of the NYSE. Our Audit Committee is directly responsible for, among other things:
•reviewing and evaluating the qualifications, performance, and independence of the independent registered public accounting firm, including obtaining and reviewing written disclosures from the independent registered public accounting firm regarding relationships and services that may affect independence;
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm;
•reviewing the adequacy of the Company’s system of internal controls, including any material deficiencies or fraud involving management or employees with a significant role in internal controls;
•assisting the Board in overseeing the design, implementation, and performance of the Company’s internal audit function;
•reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures in our periodic filings under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing with the SEC;
•establishing procedures for receiving, retaining, and treating complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•reviewing and discussing with management the Company’s policies with respect to risk assessment and risk management, including major financial risk exposures and the steps management has taken to monitor and control such exposures;
•reviewing and discussing with management the adequacy and effectiveness of the Company’s information, data privacy, and cybersecurity policies and processes, internal controls regarding information security, and processes for the determination and disclosure of material cybersecurity incidents;
•conducting appropriate review, approval, and oversight of related party transactions, as defined by applicable rules and regulations of the SEC and the NYSE; and
•preparing a report for inclusion in the Company’s proxy statement in accordance with the rules and regulations of the SEC.
Compensation Committee
Our Compensation Committee consists of Cristian Melej, Blair J. Greenberg, and Mike Vostrizansky. Mr. Melej is the chair of the Compensation Committee. Each member of the Compensation Committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and meets the requirements for independence under the current NYSE listing standards. Our Compensation Committee is responsible for, among other things:
•approving the compensation of the CEO and, in consultation with the CEO, reviewing and approving the compensation of the Company’s other executive officers, based on an evaluation of their performance and expected future contributions;
•establishing annual and long-term performance goals and objectives for the CEO and the other executive officers, and evaluating the performance of the CEO and such officers in light of such goals and objectives;
•approving employment agreements, severance or termination arrangements or plans for the CEO and other executive officers, including in the event of a change in control;
•reviewing and making recommendations to the Board as to the compensation payable to non-employee directors in connection with their service on the Board and/or any committees of the Board;
•retaining or terminating any compensation consultant, legal counsel, or other advisor to assist in the evaluation of CEO or executive officer compensation, and to approve the fees and other retention terms of such advisors, in each case at the Company’s expense;
•administering our cash and equity incentive plans;
•providing oversight of the Company’s overall compensation and incentive plans and benefits programs, and recommending or approving improvements or changes to such plans and programs or recommending or adopting new plans and programs when appropriate; and
•periodically reviewing and discussing with the CEO and the Board the development and succession plans for senior management positions.
Role of Compensation Consultant
In 2025, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook serves as an objective, third-party advisor to the Compensation Committee on the reasonableness of management and board compensation levels in comparison with those of similarly situated companies, the appropriateness and design of compensation programs in supporting the Company’s business strategy and human resources objectives, and other compensation-related topics. In evaluating the Company’s compensation levels relative to its peers, the Compensation Committee, with input from FW Cook, selected a compensation peer group for the year ended

December 31, 2025, based on comparable revenue, market capitalization, and workforce size, overlap in the talent markets in which the Company operates, and analogous business models.
FW Cook’s work is performed directly on behalf of the Compensation Committee and in cooperation with management. FW Cook does not provide any services to the Company other than those provided at the direction of the Compensation Committee.
The Compensation Committee has assessed the independence of FW Cook pursuant to the applicable SEC rules and NYSE listing standards and concluded that FW Cook is independent and that its work for the Compensation Committee does not raise any conflict of interest. In conducting this assessment, the Compensation Committee considered, among other factors, that FW Cook does not provide any other services to the Company and has no other connection with the Company other than its engagement by the Compensation Committee.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. None of the members of the Compensation Committee is, nor has ever been, an officer or employee of our Company.

DIRECTOR COMPENSATION
The following table sets forth information regarding the compensation paid to or accrued by our non-employee directors for the year ended December 31, 2025. Trevor Burgess, our Chairman and CEO, received no compensation in connection with his service as a director and, accordingly, is omitted from this table. Jim Steiner and Jonathan Carlon, as employee directors, received no additional compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Blair J. Greenberg	—	—	—	—
Cristian Melej	—	789,480	31,729	821,209
Mike Vostrizansky	—	—	—	—
(1)Mr. Melej held 39,474 restricted stock units and no outstanding stock options as of December 31, 2025. Mr. Greenberg and Mr. Vostrizansky did not hold any outstanding restricted stock units or stock options as of December 31, 2025.
Neither Mr. Greenberg nor Mr. Vostrizansky received any compensation for service as a director for the year ended December 31, 2025.
In March 2025, Mr. Melej received three grants of 10,000 stock options (30,000 stock options in the aggregate), with one of the three option grants constituting Pre-IPO Time-Based Options (as defined herein) with a vesting commencement date of February 13, 2025, one of the three option grants constituting Pre-IPO Terminated Options (as defined herein), and one of the three option grants constituting Pre-IPO Liquidity Options (as defined herein). On August 25, 2025, our Board approved an amendment to Mr. Melej’s Pre-IPO Time-Based Options and Pre-IPO Liquidity Options to allow such options to be exercisable prior to vesting and, on August 28, 2025, Mr. Melej early exercised all of his amended stock options. By their terms, 100% of the Pre-IPO Time-Based Options and Pre-IPO Liquidity Options (and all restricted stock subject to the same vesting conditions) fully vested, and 100% of the Pre-IPO Terminated Options (and all restricted stock subject to the same vesting conditions) terminated, in each case, upon the consummation of the IPO.
In September 2025, the Company approved a grant of 39,474 restricted stock units to Mr. Melej pursuant to the Company’s 2025 Plan, subject to and contingent upon the 2025 Plan becoming effective and the filing of a Form S-8 to register the shares subject to the Company’s 2025 Plan. The restricted stock unit grant vests in three equal installments on each of the first, second and third anniversaries of the vesting commencement date, which is September 30, 2025 (the date our registration statement on Form S-1 became effective).

OWNERSHIP OF COMMON STOCK
Beneficial Ownership of Directors, Officers, and 5% Stockholders
The following table presents information as to the beneficial ownership of our Common Stock as of April 7, 2026, by: (i) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group.
The Company has two classes of voting securities: Class A Common Stock ($0.00001 par value per share), entitled to one vote per share, and Class B Common Stock ($0.00001 par value per share), entitled to ten votes per share. Percentage ownership of our Common Stock is based on 94,600,000 shares of our Class A Common Stock and 43,435,000 shares of our Class B Common Stock outstanding as of April 7, 2026.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 7, 2026, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Neptune Insurance Holdings Inc., 400 6th Street S, Suite 2, St. Petersburg, Florida 33701.

Name of Beneficial Owner	Class A Common Stock Shares	Class A Common Stock %	Class B Common Stock Shares	Class B Common Stock %	% of Total Voting Power †
Greater than 5% Stockholders:
Entities affiliated with Bregal Sagemount (1)	19,530,472	20.6%	—	—	3.7%
Entities affiliated with FTV Capital (2)	22,350,631	23.6%	—	—	4.2%
Entities affiliated with Trevor Burgess (3)	100,000	*	43,435,000	100%	82.1%
Entities affiliated with James D. Albert (4)	13,751,814	14.5%	—	—	2.6%
Entities affiliated with Jonathan Carlon (5)(9)	5,690,000	6.0%	—	—	1.1%
Named Executive Officers and Directors:
Trevor Burgess (3)(6)	100,000	*	49,595,000	100%	84.0%
Jim Steiner (7)	3,944,550	4.2%	—	—	*
Matt Duffy (8)	1,255,500	1.3%	—	—	*
Jonathan Carlon (5)(9)	5,690,000	6.0%	—	—	1.1%
Blair J. Greenberg (1)	19,530,472	20.6%	—	—	3.7%
Cristian Melej	20,000	*	—	—	*
Mike Vostrizansky (2)(10)	22,373,631	23.6%	—	—	4.2%
All executive officers and directors as a group (7 persons)	52,914,153	55.7%	49,595,000	100%	92.9%
*Represents less than 1%.
†Percentage of total voting power represents voting power with respect to all shares of Common Stock, as a single class. Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to ten votes per share.

(1)Consists of 19,530,472 shares of Class A Common Stock held by BSIV Hold 101, LP (“BSIV 101”). BSIV 101 is managed by BSIV Hold 101 GP, LLC (“BSIV 101 GP”), its general partner, which is managed by Bregal Sagemount IV General Partner Jersey Limited (“Bregal GP”), its sole member, which is managed by a board of directors and is ultimately 100% owned by Gene Yoon. Bregal Sagemount Management LP, which is majority owned by Gene Yoon, is registered as an SEC Relying Advisor of Bregal Investments, Inc., an SEC Registered Investment Advisor. Bregal Sagemount Management LP is the investment advisor to BSIV 101. Gene Yoon, as managing director of Bregal Sagemount Management LP, and Blair J. Greenberg, a member of our Board, as director of Bregal Sagemount Management LP, may each be deemed to have or share beneficial ownership of the Class A Common Stock held directly by BSIV 101. The address of BSIV, BSIV 101, BSIV 101 GP, Bregal Sagemount Management LP and Bregal Investments, Inc. is 200 Park Avenue, 45th Floor, New York, NY 10166. The address of Bregal GP is Second Floor, Windward House, La Route de la Liberation, St. Helier, Jersey JE2 3BQ, Channel Islands.
(2)Consists of (a) 14,556,518 shares of Class A Common Stock held by FTV VII, L.P. (“FTV VII”); (b) 6,434,159 shares of Class A Common Stock held by FTV-NE Aggregator, LLC (“FTV-NE Aggregator”); and (c) 1,359,954 shares of Class A Common Stock held by Growth VII-Centre, L.P. (“Growth VII-Centre”). FTV-NE Aggregator is managed by FTV VII, its sole member, which is managed by FTV Management VII, L.P. (“FTV Management”), its general partner, which is managed by FTV VII GP, L.L.C. (“FTV VII GP”), its general partner. Growth VII-Centre is managed by FTV Management, its general partner. Michael Vostrizansky, a member of our Board, is a member of the investment committee of FTV Management, which directs investments by and the disposition of investments of FTV VII. The address of FTV-NE Aggregator, Growth VII-Centre, FTV VII, FTV Management and FTV VII GP is 601 California Street, Floor 19, San Francisco, CA 94108.
(3)Consists of (a) 25,039,000 shares of Class B Common Stock held by Trevor R. Burgess, Trustee of the Burgess Family SLAT, u/a/d March 26, 2025 (the “Burgess Family SLAT”); (b) 17,885,000 shares of Class B Common Stock held by Jonathan W. Meyer and David J. Rectenwald, Co-Trustees of the Trevor R. Burgess Irrevocable Trust of 2020, u/a/d March 24, 2025 (the “Burgess Irrevocable Trust”); and (c) 100,000 shares of Class A Common Stock and 511,000 shares of Class B Common Stock held by Trevor R. Burgess, Trustee of the Trevor R. Burgess Revocable Trust, u/a/d September 30, 2024, which are affiliated with Mr. Burgess, our Chief Executive Officer and Chairman of our Board. Each of the three trusts holds sole voting power over its respective shares of Class B Common Stock. By virtue of his relationship with the Burgess Irrevocable Trust, Mr. Burgess is deemed to have an indirect beneficial interest in the shares of Class B Common Stock held by the Burgess Irrevocable Trust. Mr. Burgess disclaims beneficial ownership of the shares held by the Burgess Irrevocable Trust.
(4)Consists of (a) 9,420,156 shares of Class A Common Stock held by James D. Albert, as trustee of the Ann J. Albert Irrevocable Grantor Trust, dated June 9, 2021 (“Albert Irrevocable Grantor Trust”); (b) 2,165,829 shares of Class A Common Stock held by Emily Polk Albert Goldman, as trustee of the James D. Albert 2021 Irrevocable Grant Trust FBO Emily Polk Albert Goldman, dated February 23, 2021 (“Trust FBO E. Albert Goldman”); and (c) 2,165,829 shares of Class A Common Stock held by Laura Elizabeth Albert Duckworth, as trustee of the James D. Albert 2021 Irrevocable Grant Trust FBO Laura Elizabeth Albert Duckworth, dated February 23, 2021 (“Trust FBO L. Albert Duckworth”). Emily Polk Albert Goldman and Laura Elizabeth Albert Duckworth are children of James D. Albert. Each of the three trusts holds sole voting power over its respective shares of Class A Common Stock. The address of Albert Irrevocable Grantor Trust is 390 Coffee Pot Riviera NE, St. Petersburg, FL 33704. The address of Trust FBO E. Albert Goldman is 355 15th Ave. NE, St. Petersburg, FL 33704. The address of Trust FBO L. Albert Duckworth is 1315 Wilton Ln, Kirkwood, MO 63122.
(5)Consists of (a) 4,599,000 shares of Class A Common Stock held by Jonathan Carlon and Steve Wynne, as trustees of the JWC Irrevocable Trust; and (b) 511,000 shares of Class A Common Stock held by Jonathan Carlon and Alexis Carlon, as trustees of the Carlon Family Trust, dated May 7, 2024. Each of the two trusts holds sole voting power over its respective shares of Class A Common Stock.
(6)Includes 6,160,000 shares of Class B Common Stock issuable to Mr. Burgess in accordance with the Class B Equity Exchange Agreement in exchange for 6,160,000 shares of Class A Common Stock issuable upon exercise of stock options held by Mr. Burgess, that are exercisable within 60 days of April 17, 2026.
(7)Consists of (a) 3,730,000 shares of Class A Common Stock held by James Steiner, as trustee of the Living Trust of James Edward Steiner (“Steiner Living Trust”), of which 475,000 shares of Class A Common Stock are pledged as collateral to secure certain personal indebtedness of Mr. Steiner; (b) 95,500 shares of Class A Common Stock subject to options held by Mr. Steiner that are exercisable within 60 days of April 17, 2026; and (c) 119,050 shares of Class A Common Stock purchased by the Steiner Living Trust through the Company’s directed share program in connection with the IPO.
(8)Consists of (a) 1,160,000 shares of Class A Common Stock held by Mr. Duffy, which are pledged as collateral to secure certain personal indebtedness of Mr. Duffy; and (b) 95,500 shares of Class A Common Stock subject to options held by Mr. Duffy that are exercisable within 60 days of April 17, 2026.
(9)Includes 580,000 shares of Class A Common Stock held by Mr. Carlon.
(10) Includes 23,000 shares of Class A Common Stock held by Mr. Vostrizansky.
Restrictions on Trading and Pledging of Company Securities
Insider Trading Policy
We have adopted an Insider Trading Policy that governs the purchase, sale, and other dispositions of the Company’s securities by our directors, officers, employees, and related persons, as well as the Company itself. We believe the policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. Our Insider Trading Policy prohibits directors, officers, employees, and related persons from trading in the Company’s securities (or the securities of certain third parties with which the Company has a business relationship) while in possession of material non-public information, and from disclosing such information to others who may trade. The policy imposes additional restrictions, including quarterly blackout periods, pre-clearance requirements for certain insiders, and prohibitions on hedging, pledging (except with pre-approval), short sales, and derivative transactions involving the Company’s securities. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.
Prohibition on Hedging
Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including using financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Hedging transactions may permit a director, officer, or employee to continue to own our securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer, or employee may no longer have the same objectives as our other stockholders. Therefore, directors, officers, and certain employees are prohibited by our Insider Trading Policy from engaging in any such transactions.
Policy on Stock Pledging
Our Insider Trading Policy permits pledges of our securities by individuals who are subject to our Insider Trading Policy only with the written pre-approval of our Compliance Officer, which is our General Counsel. Our Insider Trading Policy also permits the continuation of pledging arrangements that were in place prior to its adoption. Certain of our officers had pledges of Company securities in place prior to our IPO in October 2025, which were disclosed in our Registration Statement on Form S-1. As of the date of this Proxy Statement, no officers or directors have entered into any new pledging arrangements with respect to Company securities since the completion of our IPO.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers, directors, and 10% stockholders to file reports of ownership and changes of ownership of our Class A Common Stock with the SEC. Based on a review of these reports filed with the SEC and written representations from officers and directors, we believe that all filing requirements were timely met during 2025, except as follows: each of Trevor Burgess, Jonathan Carlon, and Jim Steiner filed one late Form 4 on November 14, 2025, reporting shares of our Class A Common Stock purchased through the Company’s directed share program in connection with the Company’s IPO on October 2, 2025. Mr. Burgess’s Form 4 reported the acquisition of 50,000 shares, Mr. Carlon’s Form 4 reported the acquisition of 5,000 shares, and Mr. Steiner’s Form 4 reported the acquisition of 119,050 shares, in each case at the initial public offering price of $20.00 per share.

EXECUTIVE OFFICERS
The following table sets forth the name, age and positions of each of our executive officers as of April 7, 2026.

Name	Age	Position
Trevor Burgess	53	Chief Executive Officer and Chairman of the Board
Jim Steiner	45	Chief Financial Officer, Secretary and Director
Matt Duffy	35	President and Chief Risk Officer, Neptune Flood
Biographical information for Trevor Burgess and Jim Steiner is set forth in this Proxy Statement under the heading “Proposal No. 1 — Election of Directors — Director Biographies.”
Matt Duffy has served as Neptune Flood’s President since April 2025 and Chief Risk Officer since December 2022 and served as Director of Risk Management and Internal Audit from July 2021 to December 2022. Prior to joining Neptune Flood, Mr. Duffy was at Bank OZK from 2016 to 2021, most recently as the Executive Vice President, Director of Enterprise Technology Solutions from July 2018 to July 2021, where he oversaw digital process automation, software development, and data visualization. Prior to Bank OZK, Mr. Duffy was at C1 Bank from 2013 to 2016 and served as Vice President, Enterprise Risk Officer from December 2015 to October 2016. Mr. Duffy earned a Bachelor of Arts in Economics from Eckerd College and is a designated Financial Risk Manager (FRM), Chartered Property Casualty Underwriter (CPCU), Certified Internal Auditor (CIA), and Project Management Professional (PMP).

EXECUTIVE COMPENSATION
As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”). These rules require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These officers are referred to as our named executive officers (“NEOs”). Our NEOs for 2025 were:
Trevor Burgess — Chief Executive Officer and Chairman of the Board
Jim Steiner — Chief Financial Officer and Secretary
Matt Duffy — President and Chief Risk Officer, Neptune Flood
Summary Compensation Table
The following table provides information concerning all plan and non-plan compensation awarded to, earned by, or paid to our named executive officers during the years ended December 31, 2025, and December 31, 2024. Note that the Stock Award values reflect the total grant-date fair value of RSUs that vest in equal annual installments over three years, not compensation earned in a single year.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Trevor Burgess, Chief Executive Officer and Chairman	2025	400,000	300	444,212	39,659,280	14,000	40,517,792
	2024	500,000	—	—	—	10,350	510,350

Jim Steiner, Chief Financial Officer, Secretary and Director	2025	331,250	1,300	1,087,387	10,713,300	13,302	12,146,539
	2024	250,000	500	10,717	—	7,515	268,732

Matt Duffy, President and Chief Risk Officer, Neptune Flood	2025	312,500	1,300	1,214,305	15,837,060	12,522	17,377,687
	2024	200,000	100,500	102,179	—	9,015	411,694
(1)The amounts reported in this column reflect the base salaries earned during the applicable year.
(2)The amounts reported in this column reflect the discretionary bonuses approved by our Board in respect of the applicable year.
(3)The amounts reported in this column represent the aggregate grant date fair value of stock options granted under our Pre-IPO 2025 Plan to our named executive officers during the years ended December 31, 2024, and December 31, 2025, as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the equity awards reported in this column are set forth in Note 7, “Share-Based Compensation Plan” to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. Note that the amounts reported in this column reflect the accounting value for these equity awards and may not correspond to the actual economic value that may be received by our named executive officers from the equity awards.
(4)The amounts reported in this column represent the aggregate grant date fair value of restricted stock units granted under our 2025 Plan to our named executive officers during the year ended December 31, 2025, as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the equity awards reported in this column are set forth in Note 7, “Share-Based Compensation Plan” to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. Note that the amounts reported in this column reflect the accounting value for these equity awards and may not correspond to the actual economic value that may be received by our named executive officers from the equity awards.
(5)The amounts reported include non-elective Company contributions pursuant to the Company’s 401(k) plan.
Narrative Disclosure to Summary Compensation Table
Employment Agreements
None of our NEOs are subject to an employment agreement with the Company or any of its subsidiaries.
Base Salary
During the year ended December 31, 2024, Mr. Burgess, Mr. Steiner and Mr. Duffy received annual base salaries of $500,000, $250,000, and $200,000, respectively, to compensate them for services rendered to Neptune Flood. Effective upon the consummation of the IPO, the Company changed the annual base salaries of Mr. Burgess, Mr. Steiner and Mr. Duffy to $100,000, $500,000, and $500,000, respectively.
Bonuses
Our Board determined in its discretion to pay Mr. Burgess, Mr. Steiner and Mr. Duffy discretionary bonuses of $300, $1,300, and $1,300, respectively, in respect of the year ended December 31, 2025.
Equity Awards
2025 Option Grants
Neptune Flood maintained the Amended and Restated 2019 Stock Plan prior to our IPO and, in connection with our corporate reorganization prior to our IPO, Neptune Holdings assumed the plan and further amended and restated the plan in its entirety (the “Pre-IPO 2025 Plan”). Our Pre-IPO 2025 Plan was terminated effective September 30, 2025, and no new awards will be granted under our Pre-IPO 2025 Plan following the IPO, but previously granted awards will continue to be subject to the terms and conditions of the Pre-IPO 2025 Plan and the award agreements pursuant to which such awards were granted. Prior to our IPO, we granted three types of option awards to our NEOs under the Pre-IPO 2025 Plan: (i) Pre-IPO Time-Based Options; (ii) Pre-IPO Liquidity Options; and (iii) Pre-IPO Terminated Options.
“Pre-IPO Time-Based Options” refers to stock options that were granted subject to a 5-year cliff vesting schedule, with 100% of the shares vesting on the fifth anniversary of the applicable vesting commencement date, subject to the holder’s continuous service through the vesting date.
“Pre-IPO Liquidity Options” refers to stock options that were granted subject to a performance-vesting condition, such that the options (i) subject to the holder’s continuous service through a liquidity event (including the IPO), would vest upon the consummation of any such liquidity event in which each share of our then outstanding convertible preferred stock achieved an MOIC (as defined in our Pre-IPO charter) of equal to or greater than 3.0, on an as-converted basis or (ii) terminate upon the consummation of a liquidity event in which each share of our then outstanding convertible preferred stock achieved an MOIC of less than 3.0, on an as-converted basis.
“Pre-IPO Terminated Options” refers to stock options that were granted subject to a performance-vesting condition, such that the options (i) subject to the holder’s continuous service through a liquidity event (including the IPO), would vest upon the consummation of any such liquidity event in which each share of our then outstanding convertible preferred stock achieved an MOIC of less than 3.0, on an as-converted basis or (ii) terminate upon the consummation of a liquidity event in which each share of our then outstanding convertible preferred stock achieved an MOIC of 3.0 or more, on an as-converted basis.
On March 9, 2025, Mr. Burgess received three grants of 140,000 stock options (420,000 stock options in the aggregate), Mr. Steiner received three grants of 40,000 stock options (120,000 stock options in the aggregate) and Mr. Duffy received three grants of 80,000 stock options (240,000 stock options in the aggregate). With respect to the grants made to each of Mr. Burgess, Mr. Steiner and Mr. Duffy on March 9, 2025, one of the three option grants made to each NEO constituted Pre-IPO Time-Based Options with a vesting commencement date of February 13, 2025, one of the three option grants made to each NEO constituted Pre-IPO Liquidity Options, and one of the three option grants made to each NEO constituted Pre-IPO Terminated Options.
On August 25, 2025, our Board approved an amendment to the Pre-IPO Time-Based Options and the Pre-IPO Liquidity Options to allow such options to be exercisable prior to vesting (the “Amended Options”). On August 28, 2025, each of Mr. Steiner and Mr. Duffy early exercised all of their Amended Options, and the shares acquired pursuant to such early exercises remained subject to the same vesting conditions as applied to the applicable Amended Options.
On September 19, 2025, Mr. Steiner and Mr. Duffy each received three grants of 47,750 stock options (143,250 stock options in the aggregate for each of Mr. Steiner and Mr. Duffy, respectively, and 286,500 stock options in the aggregate). With respect to the grants made to each of Mr. Steiner and Mr. Duffy on September 19, 2025, one of the three option grants made to each NEO constituted Pre-IPO Time-Based Options with a vesting commencement date of September 19, 2025, one of the three option grants made to each NEO constituted Pre-IPO Liquidity Options, and one of the three option grants made to each NEO constituted Pre-IPO Terminated Options.
By their terms, 100% of the Pre-IPO Time-Based Options and Pre-IPO Liquidity Options (and all restricted stock subject to the same vesting conditions) fully vested, and 100% of the Pre-IPO Terminated Options (and all restricted stock subject to the same vesting conditions) terminated, in each case, upon the consummation of the IPO.
2025 RSU Grants
Pursuant to our 2025 Equity Incentive Plan (the “2025 Plan”), which became effective on September 29, 2025, the Company approved grants of restricted stock units to each of Mr. Burgess, Mr. Steiner and Mr. Duffy in the amounts of 1,982,964, 535,665, and 791,853, respectively, in each case, subject to and contingent upon the 2025 Plan becoming effective and the filing of a Form S-8 to register the shares subject to the Company’s 2025 Plan. Each restricted stock unit grant will vest in three equal installments on each of the first, second and third anniversaries of the vesting commencement date, which is September 30, 2025 (the date our registration statement on Form S-1 became effective).
Equity Award Timing Policies and Practices
Since our IPO, we do not grant stock options. Our equity awards are approved at regularly scheduled Compensation Committee meetings or by unanimous written consent on pre-determined grant dates. We do not take material nonpublic information into account when determining the timing or terms of equity awards, and we do not time the granting of equity awards in anticipation of, or in connection with, the release of material nonpublic information. Additionally, we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Benefits
In 2025, we provided benefits to our NEOs on the same basis as provided to all of its employees, including medical, dental, vision, life, accidental death and dismemberment, and short- and long-term disability insurance, flexible spending accounts, vacation and paid holidays. Our NEOs are also eligible to participate in our 401(k) plan.
None of our NEOs participate in or have an account balance in any qualified or non-qualified defined benefit plan sponsored by us. We have not offered any nonqualified deferred compensation plans or arrangements or entered into any such arrangements with any of our NEOs.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth all outstanding equity awards held by our NEOs as of December 31, 2025.

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options — Exercisable (#)(2)		Number of Securities Underlying Unexercised Options — Unexercisable (#)	Exercise Price ($)(2)	Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(6)
Trevor Burgess	11/10/2023	2,940,000	(3)	—	5.495	11/9/2033	—		—
	11/10/2023	2,940,000	(4)	—	5.495	11/9/2033	—		—
	3/9/2025	140,000	(3)	—	5.495	3/8/2035	—		—
	3/9/2025	140,000	(4)	—	5.495	3/8/2035	—		—
	9/30/2025	—		—	—	—	1,982,964	(5)	57,823,230

Jim Steiner	9/19/2025	47,750	(3)	—	19.00	9/18/2035	—		—
	9/19/2025	47,750	(4)	—	19.00	9/18/2035	—		—
	9/30/2025	—		—	—	—	535,665	(5)	15,619,991

Matt Duffy	9/19/2025	47,750	(3)	—	19.00	9/18/2035	—		—
	9/19/2025	47,750	(4)	—	19.00	9/18/2035	—		—
	9/30/2025	—		—	—	—	791,853	(5)	23,090,433
(1)All of the outstanding stock options were granted under our Pre-IPO 2025 Plan, and all of the outstanding restricted stock units were granted under our 2025 Plan and are subject to acceleration of vesting as described in “Potential Payments upon Termination or Change in Control” below.
(2)The exercise price and number of shares reflect the 10-for-1 stock split of our capital stock that was effected on September 9, 2025.
(3)The Pre-IPO Time Based Options became fully vested and exercisable upon the consummation of our IPO. Prior to the consummation of our IPO, the Pre-IPO Time-Based Options were subject to a 5-year cliff vesting schedule, with 100% of the shares scheduled to vest on the fifth anniversary of the grant date (or on the fifth anniversary of February 13, 2025 with respect to the Pre-IPO Time-Based Options granted on March 9, 2025), subject to the option holder’s continuous service through the vesting date.
(4)The Pre-IPO Liquidity Options fully vested upon the consummation of the IPO in accordance with their terms, as further described in “Equity Awards— 2025 Option Grants” above.
(5)The restricted stock units will vest in three equal installments on each of the first, second and third anniversaries of the vesting commencement date, which is September 30, 2025 (the date our registration statement on Form S-1 became effective), subject to the holder’s continued service through each vesting date.
(6)This column represents the number of unvested restricted stock units outstanding as of December 31, 2025, multiplied by $29.16, which is the per share value of our Common Stock as of December 31, 2025.

Potential Payments upon Termination or Change in Control
On September 19, 2025, our Board adopted a death and disability policy, effective September 30, 2025 (the date our registration statement on Form S-1 became effective), which provides that, upon a termination of employment or service due to death or disability, all outstanding equity awards held by the applicable service provider will fully accelerate upon such termination, provided such employee or service provider has been in continuous service with the Company or one of its affiliates for at least one year at the time of termination.
Compensation Recovery Policy
In accordance with the final rules adopted by the SEC and NYSE implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act, our Board approved the Neptune Insurance Holdings Inc. Compensation Recovery Policy, effective as of September 30, 2025. The policy provides that in the event the Company is required to restate any of its financial statements filed with the SEC, the Compensation Committee will seek to recover any erroneously awarded incentive-based compensation (including any performance-based cash and equity awards and salary increases earned wholly or in part based on the attainment of financial performance goals) received by any person who is or was a Section 16 officer during the three-fiscal year recovery period.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity Compensation Plans Approved by Stockholders	12,955,873	(1)	5.795	3,430,289	(2)
Equity Compensation Plans Not Approved by Stockholders	—		—	—
Total	12,955,873	(1)	5.795	3,430,289	(2)
(1)Includes 8,778,385 shares of our Common Stock issuable upon exercise of options originally granted under the Pre-IPO 2025 Plan.
(2)Includes 1,945,845 shares of our Common Stock available for issuance under the 2025 Plan and 1,484,444 shares of our common stock available for issuance under the Neptune Insurance Holdings Inc. 2025 Employee Stock Purchase Plan (the “ESPP”).
The number of shares reserved for issuance under the 2025 Plan will be increased automatically on the first day of each fiscal year, beginning with the Company’s 2027 fiscal year and ending on (and including) the first day of the Company’s 2036 fiscal year, by a number equal to the least of: (i) 6,123,333 shares; (ii) 2% of the aggregate shares of Common Stock outstanding on the last day of the immediately preceding fiscal year; or (iii) such smaller number of shares determined by our Board.
The number of shares reserved for issuance under the ESPP will be increased automatically on the first day of each fiscal year, beginning with the Company’s 2027 fiscal year and ending on (and including) the Company’s 2034 fiscal year, by a number equal to the least of: (i) 1,484,444 shares; or (ii) 1% of the aggregate shares of Common Stock outstanding the last day of the calendar month prior to the date of such automatic increase. Notwithstanding the foregoing, our Board may act prior to the first day of any fiscal year to provide that there will be no increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of Class A Common Stock than would otherwise occur pursuant to the preceding sentence.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Related-Party Transaction Policy
We have adopted a written Related-Party Transactions Policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our voting securities, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the review and approval of our Audit Committee or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Under the policy, a “Related-Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are, or will be a participant and the amount involved exceeds $120,000 and in which any Related Party had, has, or will have a direct or indirect material interest. A “Related-Party Transaction” does not include any employment relationship if (a) the related compensation is required to be reported in our Annual Report on Form 10-K or proxy statement under Item 402 of Regulation S-K; (b) the executive officer is not an immediate family member of another executive officer or director of the Company and the related compensation would be reported under Item 402 of Regulation S-K as if the executive officer were a “named executive officer” and the Compensation Committee approved (or recommended that the Board approve) such compensation; or (c) the transaction involves the recovery of erroneously awarded compensation disclosed pursuant to Item 402 of Regulation S-K.
The policy requires that notice of a proposed Related-Party Transaction be provided to our Compliance Officer, which is our General Counsel, prior to entry into such transaction. If our Compliance Officer determines that such transaction is a Related-Party Transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the policy, our Audit Committee may approve only those Related-Party Transactions that are in, or not inconsistent with, our best interests.
Lease Agreement
In February 2021, Neptune Flood and TRB Rents, LLC (“TRB”), a Florida limited liability company, entered into a commercial lease agreement (the “Lease Agreement”) for Neptune’s commercial office space in St. Petersburg, Florida. Trevor Burgess and Jonathan Carlon, who serves as Neptune Flood’s Director of Corporate Development and as a member of our Board, are TRB’s managing members. The Lease Agreement is a month-to-month lease with a monthly rent of $12,000 per month. During the years ended December 31, 2025, 2024, and 2023, Neptune Flood paid $144,000, $144,000, and $144,000, respectively, in rent expense to TRB.

Convertible Preferred Stock Financing
On May 10, 2023, Neptune Flood sold an aggregate of 41,850,000 split-adjusted shares of convertible preferred stock, at a split-adjusted purchase price of $5.495 per share for an aggregate purchase price of $230 million, to BSIV Hold 102, LP (“BSIV”). In connection with the IPO, the shares of convertible preferred stock automatically converted into an aggregate of 41,850,000 shares of our Class A Common Stock. BSIV was a joint venture between Bregal Sagemount and FTV Capital, each of which beneficially owns more than 5% of our outstanding Common Stock. Bregal Sagemount is affiliated with Blair J. Greenberg and FTV Capital is affiliated with Mike Vostrizansky, members of our Board.
Registration Rights
In connection with our IPO, we entered into a registration rights agreement, dated October 2, 2025 (the “Registration Rights Agreement”), with certain related party holders of our Class A Common Stock. The Registration Rights Agreement provides that, following the expiration of the lock-up and subject to certain conditions, such holders may require us to file registration statements for the public resale of shares of our Class A Common Stock or to include such shares in registration statements that we may file for ourselves or other stockholders. See the section titled “Description of Capital Stock — Registration Rights” in the final prospectus to our Registration Statement on Form S-1 relating to our IPO for additional information regarding these registration rights.

Pre-IPO Dividend
On April 10, 2025, the Company’s Board approved a cash dividend in the aggregate amount of $175,000,000, payable to holders of our then outstanding Common Stock and Redeemable, Convertible Preferred Stock of record as of April 10, 2025. The dividend was funded from the proceeds of our expanded credit facility and was paid on April 10, 2025.
Indemnification Agreements with our Directors and Officers
Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). We have established directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement, or payment of a judgment under certain circumstances. Our amended and restated certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty, except for liability relating to any breach of the director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL, or any transaction from which the director derived an improper personal benefit. We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

AUDIT COMMITTEE REPORT
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Neptune Insurance Holdings Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2025.
The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee discussed PricewaterhouseCoopers LLP’s independence with their representatives and has received the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB from PricewaterhouseCoopers LLP. Finally, the Audit Committee discussed with PricewaterhouseCoopers LLP, with and without management present, the scope and results of PricewaterhouseCoopers LLP’s audit of our financial statements.
Based on these reviews and discussions, the Audit Committee has recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC. The Audit Committee also has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and is seeking ratification of this selection by the stockholders.
Audit Committee:
Cristian Melej, Chairman
Blair J. Greenberg
Mike Vostrizansky

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2025 (auditing the Company’s consolidated financial statements for the years ended December 31, 2023 and 2024). A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Stockholder ratification of the appointment of PricewaterhouseCoopers LLP is not required by our amended and restated bylaws or otherwise. However, our Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain the firm as our independent auditor. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Audit and Non-Audit Services
The following table shows the fees paid or accrued for audit and other services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2025 and 2024.

Fee Category	2025 ($)	2024 ($)
Audit Fees (1)	600,000	417,000
Audit-Related Fees (2)	1,084,000	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total	1,684,000	417,000
(1)    Audit fees relate to professional services rendered in connection with the audits of our annual financial statements and internal control over financial reporting, quarterly review of financial statements, and audit services provided in connection with other statutory and regulatory filings.
(2)    Audit-related fees relate to professional services that are reasonably related to the performance of the audit or review of our financial statements, and certain other assurance services required by statute or regulation.
(3)    Tax fees relate to professional services rendered in connection with tax compliance and preparation relating to tax returns and tax audits, as well as for tax consulting and planning services. PricewaterhouseCoopers LLP does not perform tax services for Neptune. Tax services are provided by RSM US LLP.
(4)    All other fees consist of professional services not included in the categories above, including services related to other permissible advisory services and regulatory reporting requirements, including operational audit services, and other assurance services that are not required by statute or regulation. No other fees were incurred with PricewaterhouseCoopers LLP during the periods presented.

Pre-Approval Policies and Procedures
All audit services to be provided to us and all permissible non-audit services to be provided to us by our independent registered public accounting firm are approved in advance by our Audit Committee. For certain permitted non-audit services, the Audit Committee may delegate to its chairperson or one or more of its other members the authority to grant pre-approval, so long as that pre-approval decision is presented to the full Audit Committee at its next meeting. For the year ended December 31, 2025, all fees paid to PricewaterhouseCoopers LLP were approved by the Audit Committee.
Vote Required and Board Recommendation
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast affirmatively or negatively by stockholders present virtually or by proxy at the Annual Meeting and entitled to vote. Abstentions will have no effect on the outcome of this proposal.
The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
Stockholders can access our Annual Report, which includes our Form 10-K and other financial information, on our website at https://investors.neptuneflood.com/ under the caption “SEC Filings.” Alternatively, stockholders can request a paper copy of the Annual Report by writing to: Neptune Insurance Holdings Inc., 400 6th Street S, Suite 2, St. Petersburg, Florida 33701, Attention: Secretary.
QUESTIONS AND ANSWERS
Q:Why am I receiving these materials?
A:The Board is making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our Annual Meeting, or at any adjournment or postponement of the Annual Meeting. The Annual Meeting will occur on May 28, 2026, at 11:00 a.m. Eastern Time virtually at https://register.proxypush.com/NP.
Q:What is included in these materials?
A:These materials include this Proxy Statement for the Annual Meeting and our Annual Report, which includes our Form 10-K for the year ended December 31, 2025, and the proxy card or a voting instruction form. We are furnishing proxy materials primarily via the internet. On or about April 17, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials online and submit a proxy and how to request email or paper copies if desired.
Q:     What is the purpose of the Annual Meeting?
A:For stockholders to vote on the following proposals: (1) to elect two Class I director nominees for a three-year term; (2) to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026; and (3) to transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
Q:     Who is entitled to vote at the Annual Meeting?
A:Holders of our Common Stock as of the close of business on April 7, 2026, the record date, may vote at the Annual Meeting. As of the record date, there were 94,600,000 shares of our Class A Common Stock and 43,435,000 shares of our Class B Common Stock outstanding. Each share of our Class A Common Stock is entitled to one vote, and each share of our Class B Common Stock is entitled to ten votes per share. Holders of our Class A Common Stock and Class B Common Stock will vote as a single class on all matters described in this Proxy Statement.
Q:What is the record date for the meeting?
A:Our Board has fixed the record date for the Annual Meeting as of the close of business on April 7, 2026.
Q:How do I vote?
A:If your shares are registered in your name, you may vote online while virtually attending the Annual Meeting by visiting at https://register.proxypush.com/NP or by proxy without attending the meeting. Registered stockholders may also vote by email, fax, mail, or on the internet by following the instructions included with your proxy card or the notice we mailed to you. In addition, if you received a printed proxy card, you may mark, sign, date, and mail the proxy card. If your shares are held in “street name” by a broker, bank, or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker, or other nominee will send you directions on how to vote those shares.
Q: What happens if I submit my proxy but do not provide specific voting instructions?
A: If you submit a properly executed proxy but do not indicate how your shares should be voted, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, as follows:

i.“FOR” the election of each of the two Class I director nominees, Trevor Burgess and Jonathan Carlon, to hold office until the 2029 Annual Meeting and until their successors are duly elected and qualified (Proposal 1); and
ii.“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2).
If any other matters are properly brought before the Annual Meeting, the persons named as proxies will have the authority to vote on those matters in their discretion. As of the date of this Proxy Statement, the Board is not aware of any other matters to be presented for action at the Annual Meeting.
Q:How does the Board recommend that I vote, and what vote is required for each proposal? What is the effect of abstentions and broker non-votes?
A:The following table summarizes the Board’s voting recommendations, the vote required for approval of each proposal, and the effect of abstentions and broker non-votes:

Proposal	Board Recommendation	Vote Required	Effect of Abstentions	Effect of Broker Non- Votes
1. Election of two Class I directors, Trevor Burgess and Jonathan Carlon, to hold office until the 2029 Annual Meeting and until their successors are duly elected and qualified	FOR each director nominee	Affirmative vote of a plurality of the votes cast	None	None
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026	FOR	Affirmative vote of a majority of the votes cast affirmatively or negatively with respect thereto	None	None - broker has discretion to vote
Broker Non-Votes: If you hold your shares through a broker, bank, or other nominee in “street name,” your broker may vote your shares on routine matters even if you do not provide voting instructions. The ratification of the appointment of the independent registered public accounting firm (Proposal 2) is considered a routine matter. However, brokers do not have discretionary authority to vote on non-routine matters, including the election of directors (Proposal 1), without specific instructions from you. Accordingly, if you do not instruct your broker how to vote on Proposal 1, your broker will not vote on that proposal, resulting in a “broker non-vote.” We encourage you to provide voting instructions to your broker to ensure your shares are voted on all proposals.
Abstentions: An abstention represents the affirmative choice of a stockholder not to vote “for” or “against” a proposal. Abstentions are distinct from a failure to vote or submit a proxy. For Proposal 1 (election of directors), abstentions will have no effect because directors are elected by a plurality of votes cast. For Proposal 2 (ratification of auditors), abstentions will have no effect because the matter will be decided by the affirmative vote of a majority of votes cast affirmatively or negatively with respect thereto.
Q:What constitutes a quorum at the Annual Meeting?
A:The presence, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of our Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the conduct of any business at the Annual Meeting. For purposes of determining whether a quorum is present at the Annual Meeting, abstentions and broker non-votes will be counted as shares present.
Q:    Is cumulative voting permitted for the election of directors?
A:No, you may not cumulate your votes for the election of directors.
Q:Can I change my vote or revoke my proxy?
A:Yes. If you are a stockholder of record, you may change your vote or revoke your proxy any time before it is exercised at the Annual Meeting in any one of the following ways:
•You may enter a new vote by internet, email, or fax by 11:59 p.m. Eastern Time on May 27, 2026;
•You may submit another properly completed proxy card by mail with a later date, which must be received by us by 11:59 p.m. Eastern Time on May 27, 2026; or
•You may send written notice that you are revoking your proxy to Neptune Insurance Holdings Inc., 400 6th Street S, Suite 2, St. Petersburg, Florida 33701, Attention: Secretary, which must be received by us by 11:59 p.m. Eastern Time on May 27, 2026.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker, or other nominee to change or revoke your voting instructions.
Q:Who pays for the cost of this proxy solicitation?
A:We will pay all the costs of preparing, mailing, and soliciting the proxies. We will ask brokers, banks, voting trustees, and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our Common Stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers, and employees may solicit proxies electronically, by telephone, or otherwise. These individuals will not be specially compensated.
Q:Where can I find the voting results of the Annual Meeting?
A:We will announce preliminary voting results at the Annual Meeting. We also will disclose voting results on a Current Report on Form 8-K (“Form 8-K”) that we will file with the SEC within four business days after the Annual Meeting. If final voting results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final results within four business days after the final results are known.
Q:I share an address with another stockholder and we received only one copy of the Notice of Internet Availability of Proxy Materials. How may I obtain an additional copy?
A:We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders may contact us as follows:

By Mail: Neptune Insurance Holdings Inc. Attn: Investor Relations 400 6th Street S, Suite 2 St. Petersburg, Florida 33701
By Email: investors@neptuneflood.com
By Phone: +1 (727) 202-4815

Q:What is the deadline to propose actions for consideration at next year’s Annual Meeting or to nominate individuals to serve as directors?
A:Stockholders may submit proposals and director nominations for consideration at our 2027 Annual Meeting, subject to the timing requirements and procedures set forth in our amended and restated bylaws and applicable SEC rules. The following table provides a brief summary of the key deadlines. For a more detailed discussion of each deadline category, including applicable rules, required content, and procedures, please see the section titled “Stockholder Proposals and Director Nominations” in this Proxy Statement. Assuming the 2027 Annual Meeting is held within 30 days before or 60 days after the anniversary of the 2026 Annual Meeting of Stockholders, the key deadlines are as follows:

Type of Submission	Deadline
Stockholder Proposals for Inclusion in Proxy Statement (Rule 14a-8)	No later than the close of business on December 18, 2026
Advance Notice Proposals and Nominations	No earlier than 5:00 p.m. Eastern Time on January 28, 2027 and no later than 5:00 p.m. Eastern Time on February 27, 2027
Universal Proxy Notice (Rule 14a-19)	No later than the close of business on March 29, 2027
All submissions must be sent to: Neptune Insurance Holdings Inc., 400 6th Street South, Suite 2, St. Petersburg, Florida 33701, Attention: Secretary.
Implications of Being an “Emerging Growth Company”
Because we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, we may take advantage of specified reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company: we may present as few as two years of audited financial statements and two years of related management discussion and analysis of financial condition and results of operations; we are exempt from the requirement to obtain an attestation and report from our auditors on management’s assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002; we are permitted to provide reduced disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we do not have to include a compensation discussion and analysis and certain other disclosures regarding our executive compensation; and we are not required to hold non-binding advisory votes on executive compensation or golden parachute arrangements.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholders may submit proposals, director nominations, and other business for consideration at our 2027 Annual Meeting, subject to the timing requirements and procedures set forth in our amended and restated bylaws and applicable SEC rules. The following table summarizes the key deadlines, the applicable rules or bylaw provisions governing each submission type, and the deadline for each category of submission. Assuming the 2027 Annual Meeting is held within 30 days before or 60 days after the anniversary of this Annual Meeting, the key deadlines are as follows:

Type of Submission	Rules and Requirements	Deadline
Stockholders Proposals for Inclusion in Proxy Statement	Rule 14a-8 under the Exchange Act	No later than the close of business on December 18, 2026
Advance Notice Proposals and Nominations	Section 1.11.1(b) of our amended and restated bylaws	No earlier than 5:00 p.m. Eastern Time on January 28, 2027, and no later than 5:00 p.m. Eastern Time on February 27, 2027
Universal Proxy Notice (Rule 14a-19)	Rule 14a-19(b) under the Exchange Act	No later than the close of business on March 29, 2027
Stockholder Proposals for Inclusion (Rule 14a-8)
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our 2027 Annual Meeting. To be eligible for inclusion in our 2027 Proxy Statement under Rule 14a-8, your proposal must be received by us no later than the close of business on December 18, 2026, and must otherwise comply with the requirements of Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our Proxy Statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8. Stockholder proposals should be addressed to: Neptune Insurance Holdings Inc., 400 6th Street South, Suite 2, St. Petersburg, Florida 33701, Attention: Secretary.
Advance Notice Proposals and Director Nominations
Under our amended and restated bylaws, in order to nominate a director or bring any other business before the stockholders at the 2027 Annual Meeting that will not be included in our Proxy Statement pursuant to Rule 14a-8, you must comply with the procedures and timing described in our amended and restated bylaws. Assuming the date of the 2027 Annual Meeting is not more than 30 days before and not more than 60 days after the anniversary date of this Annual Meeting, you must notify us in writing, and such written notice must be delivered to our Secretary no earlier than 5:00 p.m. Eastern Time on January 28, 2027 (the 120th day prior to the first anniversary of this Annual Meeting), and no later than 5:00 p.m. Eastern Time on February 27, 2027 (the 90th day prior to the first anniversary of this Annual Meeting). The proposal or nomination must be submitted by a stockholder of record and must set forth the information required by our amended and restated bylaws. If you are a beneficial owner of shares held in “street name,” you can contact the organization that holds your shares for information about how to register your shares directly in your name as a stockholder of record.
In the event that we hold our 2027 Annual Meeting more than 30 days before or more than 60 days after the one-year anniversary of this Annual Meeting, notice of a stockholder proposal or director nomination that is not intended to be included in our Proxy Statement must be received no earlier than 5:00 p.m. Eastern Time on the 120th day before our 2027 Annual Meeting and no later than 5:00 p.m. Eastern Time on the later of (i) the 90th day prior to our 2027 Annual Meeting; or (ii) the 10th day following the day on which public announcement of the date of our 2027 Annual Meeting is first made.
A proposal or nomination that does not comply with the above procedures may be rejected, ruled out of order, or otherwise not be considered at the Annual Meeting. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy solicitation materials. Qualified director candidates suggested by holders of our Common Stock will be evaluated in the same manner as any other candidate for election to our Board (other than those standing for re-election).
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the SEC’s universal proxy rules (Rule 14a-19 under the Exchange Act) in connection with the 2027 Annual Meeting, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than the close of business on March 29, 2027. In addition, any notice of director nomination submitted to the Company, regardless of whether the nominating stockholder intends to solicit proxies, must include the additional information required by Rule 14a-19 under the Exchange Act.
Availability of Amended and Restated Bylaws
Our amended and restated bylaws are filed as an exhibit to our periodic reports with the SEC and are available through the SEC’s website at www.sec.gov. You may also obtain a copy free of charge from our Secretary at Neptune Insurance Holdings Inc., 400 6th Street South, Suite 2, St. Petersburg, Florida 33701, Attention: Secretary.

OTHER BUSINESS
Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEPTUNE INSURANCE HOLDINGS INC.

NEPTUNE

VOTE BY INTERNET
https://app.vinylequity.com/voting/login
Use the Internet to vote by proxy up until **May 27, 2026, at 11:59 PM EST**. Enter the 16 character Voting Control Code below and follow the instructions to vote your proxy.

VOTE BY MAIL
Mark, sign, and date this proxy card and promptly return to:
Vinyl Equity Inc.
ATTN: Proxy Services
PO Box 247, Winnetka, IL, 60093, USA

VOTE BY EMAIL OR BY FAX
Mark, sign, and date this proxy card and promptly return it by email to:
proxy@vinylequity.com
ATTN: Proxy Services
or by fax to:
+1 847-485-0486
ATTN: Proxy Services

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via email or the Internet. To sign up for electronic delivery, please provide your email and consent at https://forms.gle/bczLN84xRaufmuq89.

CONTROL CODE: AAAA-BBBB-CCCC-DDDD

The undersigned hereby appoints Trevor Burgess, Chief Executive Officer, and James Steiner, Chief Financial Officer, as true and lawful proxies, each of them with full power of substitution, to vote all shares of the Class A Common Stock and Class B Common Stock of Neptune Insurance Holdings Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 11:00 AM Eastern Time on May 28, 2026, virtually via live audio-only webcast at https://register.proxypush.com/NP, and any adjournment or postponement thereof. There will not be a physical meeting location.

This proxy, when properly executed, will be voted in the manner directed herein. If this signed card contains no specific voting instructions, the shares will be voted in accordance with the Board's recommendations, and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

TO VOTE, MARK THE BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

The Board of Directors recommends that you vote FOR the election of each director nominee.

1. Election of two Class I directors.	**FOR**	**WITHHOLD**
a. Trevor Burgess	☐	☐
b. Jonathan Carlon	☐	☐

Continued on page 2

The Board of Directors recommends that you vote FOR this Proposal.

The undersigned hereby revokes any proxy or proxies previously given to represent or vote such Class A Common Stock and Class B Common Stock and hereby ratifies and confirms all actions that said proxy, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.

Authorized Signatures – This section MUST be completed for your vote to be counted – date and sign below.

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such. Joint owners should each sign personally.

Signature [PLEASE SIGN WITHIN THE BOX]	Date	Signature (Joint Owner)	Date